----------------------------------

                          RESTATED AND AMENDED BY-LAWS

                                       OF

                                   TECE, INC.

                               AS AMENDED THROUGH

                                 March 26, 2001
                        ---------------------------------



                                    ARTICLE I

                                  STOCKHOLDERS

                  SECTION 1.1. Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place, within or without the State of Nevada, as the Board of Directors may from time to time fix, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical, determined by the Board of Directors.

                  SECTION 1.2. Special Meetings. A special meeting of stockholders may be called at any time by two or more directors or the Chairman of the Board or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Nevada, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

                  SECTION 1.3. Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law of the State of Nevada (the "GCLN"), the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                  SECTION 1.4. Quorum. Except as otherwise required by the GCLN or the Articles of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.

                  SECTION 1.5. Chairman and Secretary at Meeting. At each meeting of stockholders the Chairman of the Board, or if there is no incumbent Chairman of the Board, the President shall preside as Chairman of the meeting. If neither of such persons is available to preside, then the Board of Directors shall designate a Chairman. The Secretary, or in such person's absence a person designated by the Chairman of the meeting, shall act as secretary of the meeting.

                  SECTION 1.6. Voting; Proxies. Except as otherwise provided by the GCLN or the Articles of Incorporation, and subject to the provisions of
Section 1.10:

                           (a) Each  stockholder  shall at every  meeting of the
stockholders be entitled to one vote for each share of stock held by such stockholder.

                           (b) Each stockholder entitled to vote at a meeting of
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months after its date of creation, unless coupled with an interest or unless the proxy provides for a longer period, which shall in no event be longer than seven years.

                           (c) Directors shall be elected by a plurality vote.

                           (d) Each matter,  other than  election of  directors,
properly presented to any meeting shall be decided by a majority of the votes cast on the matter, unless a larger proportion is required by the GCLN or the Articles of Incorporation.

                           (e) Election of  directors  and the vote on any other
matter presented to a meeting shall be by written ballot only if so ordered by the Chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

                  SECTION 1.7. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken and unless otherwise provided by the GCLN or the Articles of Incorporation, no notice of the new date, time and place need be given if they were announced at the meeting at which the adjournment is taken. If a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At any adjourned meeting at which there shall be present or represented the holders of record of the requisite number of shares of stock, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 1.8. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing before or after the action, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted.

                  SECTION 1.9. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Director fixes a new record date if the meeting is adjourned to a date not more than 60 days later than the date set for the original meeting.

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                                   ARTICLE II

                                    DIRECTORS

                  SECTION 2.1. Number; Term of Office; Qualifications; Vacancies. The number of the directors constituting the entire Board of Directors shall be the number, not less than three nor more than 15, fixed from time to time, subject to the provisions of the Articles of Incorporation, by a majority of the total number of directors that the Corporation would have, prior to any increase or decrease, if there were no vacancies; provided, however, that no decrease shall shorten the term of an incumbent director. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be six. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualify. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, for the unexpired portion of the term of the class in which such directors were chosen to serve and until their successors are elected and qualify.

                  SECTION 2.2. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or the Secretary; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

                  SECTION 2.3. Removal. Unless otherwise provided in the GCLN or the Articles of Incorporation, any one or more directors may be removed by the vote or written consent of the holders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power .

                  SECTION 2.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Nevada, as the Board of Directors may from time to time prescribe.

                  SECTION 2.5. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be

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presented at the meeting and signed by at least two directors.  Any such meeting shall be held at such time and at such place, within or without the State of Nevada, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time, place and purpose in sufficient detail thereof shall be given (a) in person by hand delivery or overnight courier or
(b)by deposit of the notice in the mails, first class, postage prepaid, at least seven days before the day fixed for the meeting addressed to each director at such person's address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose.

                  SECTION 2.6. Presumption of Assent; Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any director may waive notice of any meeting by executing a written waiver of notice.

                  SECTION 2.7. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or, if there is no incumbent Chairman of the Board, by the President if he is a director, or otherwise by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in such person's absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

                  SECTION 2.8. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, to a later date not earlier than the fifth and not later than the tenth business day following receipt by all members absent therefrom of a written notice of adjournment of the meeting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.9. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 2.10. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

                  SECTION 2.11. Committees of the Board. The Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Unless otherwise provided for in the Articles of Incorporation, or the By-Laws provide otherwise,

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the Board of  Directors  may appoint  natural  persons who are not  directors to serve on committees. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee shall have such name as may be determined from time to time by the Board of Directors.

                  SECTION 2.12. Compensation. No director shall receive any stated salary for such person's services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of Directors.


                                   ARTICLE III

                                    OFFICERS

                  SECTION 3.1. Election; Qualification. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

                  SECTION 3.2. Term of Office. Each officer shall hold office from the time of such person's election and qualification to the time at which such person's successor is elected and qualifies, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

                  SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.4. Removal. Any officer may be removed at any time, with or without cause, by the vote of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 3.5. Vacancies. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

                  SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors or Committee appointed by the Board may from time to time determine.

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                  SECTION 3.7. Chairman of the Board. The Chairman of the Board,
if there is an incumbent, shall preside at all meetings of the Board of Directors and of the stockholders, and shall have such powers and duties as generally pertain to the office of Chairman of the Board, subject to the direction of the Board of Directors.

                  SECTION 3.8. President. The President shall have powers and duties as generally pertain to the office of President, subject to the direction of the Board of Directors. If there is no incumbent Chairman of the Board, the President shall preside at all meetings of the stockholders, and if the President is a director, at all meetings of the Board of Directors.

                  SECTION 3.9. Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Chairman of the Board.

                  SECTION 3.10. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer may from time to time prescribe. During the absence of the President or such President's inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors, the Executive Committee, if any, and the Chairman of the Board.

                  SECTION 3.11. Secretary. The Secretary shall attend all meetings and shall keep the minutes of all meetings of stockholders and of the Board of Directors. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.12. Treasurer. The Treasurer shall have charge of and be responsible for the funds, securities and investments of the Corporation, shall cause to be disbursed the funds of the Corporation, shall receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the Corporation and shall deposit funds and other valuable effects in the name of and to the credit of the Corporation.

                  SECTION 3.13. Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to such person's office, subject to the direction of the Board of Directors and the Executive Committee, if any.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  SECTION 4.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  SECTION 4.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe; provided that the Corporation shall refuse to register any transfer of its stock not made pursuant to registration under the Securities Act of 1933, as amended, or an available exemption from such registration, including without limitation that provided by Regulation S (Rules 901 through 905 and Preliminary Notes) thereunder.

                  SECTION 4.3. Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

                  SECTION 4.4. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or such owner's legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) if required by the Corporation, files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. Indemnity. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for a claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fully and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any discretionary indemnification under subsections (a) and (b) of this section (unless ordered by a court or advanced pursuant to subsection (e) of this section) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances. Such determination shall be made (1) by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum cannot be obtained or if such a quorum so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

                  (f) The indemnification and advancement of expenses provided by or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

                  (h) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The provisions of this Section
5.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time when this Section 5.1 and the relevant provisions of the GCLN or other appreciable law are in effect, and any repeal or modification of this Section 5.1 or any law shall not affect any rights or obligations then existing with respect to any state of facts or action, suit or proceeding then existing.

                  (i) For the purposes of this section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or


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



surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (j)  This   Section  5.1  shall  be   construed  to  give  the
Corporation the broadest power permissible by the GCLN, as it now stands and as hereafter amended.

                  SECTION 5.2. Waiver of Notice. Whenever notice is required by the Articles of Incorporation, the By-Laws or any provision of the GCLN, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                  SECTION 5.3. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

                  SECTION 5.4. Offices. The registered office of the Corporation in the State of Nevada shall be located at such address as is determined from time to time by the Board of Directors. The Corporation may conduct business and may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  SECTION 5.5. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

                  SECTION 6.1. Amendment. Subject to the provisions of the GCLN, these By-Laws may be altered, amended or repealed by the Board of Directors.




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


                                   ARTICLE VII

                              STOCKHOLDER PROPOSALS

                  SECTION 7.1. Stockholder Proposals Other Than a Nomination for Election of the Corporation's Board of Directors.

                  (a) Any stockholder wishing to submit a proposal for consideration at an annual meeting of stockholders, other than a nomination for election to the Board of Directors, shall give notice to the Corporation of such proposal not less than 45 days prior to the first anniversary of the date of the last annual meeting of stockholders. Such notice shall be in writing, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation, and shall be received by the Secretary in conformity with the deadline referred to in the previous sentence.

                  (b) Each notice shall set forth (i) the name, age and address of the stockholder who intends to make the proposal and a brief description of the proposal itself; (ii) a representation that the stockholder is a holder of record of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice; and (iii) such other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such proposal been made by the Board of Directors of the Corporation.

                  (c) The Chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a stockholder proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, the Chairman shall so declare to the meeting and the defective proposal shall be disregarded.

                  (d) At all such times as any class of the Corporation's securities is registered under the Securities Exchange Act of 1934, as amended, all stockholder proposals shall also be required to conform to applicable provisions (including notice provisions) of Regulation 14A thereunder.

                  SECTION 7.2. Stockholder Proposals for the Nomination for Election to the Corporation's Board of Directors.

                  (a) Any stockholder wishing to submit a proposal for consideration at the annual meeting of stockholders for the nomination for the election to the Board of Directors. Such nominations shall be made by notice in writing, delivered or mailed by first class mail, postage pre- paid, to the Secretary of the Corporation not less than 45 days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors.

                  (b) Each notice shall set forth (i) the name, age and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business address and, if known, residence address of each


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


nominee proposed in such notice; (iv) the principal occupation or employment of each such nominee; (v) a description of all arrangements or understandings between the stockholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (vi) such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the corporation; and (vii) the consent of each such nominee to serve as a director of the Corporation if so elected.

                  (c) The Chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                  (d) Except as required in the By-Laws no election need be by written ballot.

                  (e) At all such times as any class of the Corporation's securities is registered under the Securities Exchange Act of 1934, as amended, stockholder proposals for nomination for election to the Board of Directors shall also be required to conform to applicable provisions (including notice provisions) of Regulation 14A thereunder.



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